Exhibit 4.1

AMENDMENT TO RIGHTS AGREEMENT BETWEEN

HEALTH NET, INC. AND WELLS FARGO BANK, N.A.

THIS AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”) is made as of this 2nd day of July, 2015 by and between Health Net, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A., a national banking association (the “Rights Agent”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement (as defined below).

WHEREAS, the Company is entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) among Centene Corporation, a Delaware corporation (“Parent”), Chopin Merger Sub I, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub I”), Chopin Merger Sub II, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub II”), and the Company, dated as of July 2, 2015;

WHEREAS, a stockholder of the Company is entering into an agreement with Parent to vote any Company Common Stock now owned or hereinafter acquired by such stockholder in favor of the adoption of the Merger Agreement (the “Voting Agreement”);

WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of July 27, 2006 (the “Rights Agreement”);

WHEREAS, the parties desire to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement and the Voting Agreement; and

WHEREAS, an appropriate officer of the Company has delivered to the Rights Agent a certificate stating that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1. The definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of that definition:

“Notwithstanding the foregoing, no Person shall be or become an “Acquiring Person” by reason of (A) the public announcement, public disclosure, execution or delivery of (i) the Agreement and Plan of Merger, dated as of July 2, 2015 (as amended from time to time, the “Merger Agreement”), made and entered into by and among Centene Corporation, a Delaware corporation (“Parent”), the Company, Chopin Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub I”), and Chopin Merger Sub II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub II”) or any amendment thereto or (ii) the Voting Agreement, dated as of July 2, 2015 (the “Voting Agreement”), made and entered into by and among Parent, and the stockholder of the Company party thereto or any amendment thereto, (B) the performance by the parties to the Merger Agreement or Voting Agreement of their respective obligations thereunder, or (C) the consummation prior to the termination of the Merger Agreement of the transactions contemplated by the Merger Agreement or the Voting Agreement.”

2. The definition of “Section 11(a)(ii) Event” included in Section 1(m) of the Rights Agreement shall be amended by adding the following sentence to the end of such definition:

“Notwithstanding anything else set forth in this Agreement, a “Section 11(a)(ii) Event” shall not occur, or be deemed to have occurred, solely by reason of (i) the public announcement, public disclosure, execution or delivery of the Merger Agreement or any amendment thereto or the Voting Agreement or any amendment thereto, (ii) the performance by the parties to the Merger Agreement or Voting Agreement of their respective obligations thereunder, or (iii) the consummation prior to the termination of the Merger Agreement of the transactions contemplated by the Merger Agreement or the Voting Agreement.”

3. The definition of “Section 13 Event” included in Section 1(n) of the Rights Agreement shall be amended by adding the following sentence to the end of such definition:

“Notwithstanding anything else set forth in this Agreement, a “Section 13 Event” shall not occur, or be deemed to have occurred, solely by reason of (i) the public announcement, public disclosure, execution or delivery of the Merger Agreement or any amendment thereto or the Voting Agreement or any amendment thereto, (ii) the performance by the parties to the Merger Agreement or Voting Agreement of their respective obligations thereunder, or (iii) the consummation prior to the termination of the Merger Agreement of the transactions contemplated by the Merger Agreement or the Voting Agreement.”

4. The definition of “Stock Acquisition Date” included in Section 1(o) of the Rights Agreement shall be amended by adding the following sentence to the end of such definition:

“Notwithstanding anything else set forth in this Agreement, a “Stock Acquisition Date” shall not occur, or be deemed to have occurred, solely by reason of (i) the public announcement, public disclosure, execution or delivery of the Merger Agreement or any amendment thereto or the Voting Agreement or any amendment thereto, (ii) the performance by the parties to the Merger Agreement or Voting Agreement of their respective obligations thereunder, or (iii) the consummation prior to the termination of the Merger Agreement of the transactions contemplated by the Merger Agreement or the Voting Agreement.”

5. The definition of “Triggering Event” included in Section 1(q) of the Rights Agreement shall be amended by adding the following sentence to the end of such definition:

“Notwithstanding anything else set forth in this Agreement, a “Triggering Event” shall not occur, or be deemed to have occurred, solely by reason of (i) the public announcement, public disclosure, execution or delivery of the Merger Agreement or any amendment thereto or the Voting Agreement or any amendment thereto, (ii) the performance by the parties to the Merger Agreement or Voting Agreement of their respective obligations thereunder, or (iii) the consummation prior to the termination of the Merger Agreement of the transactions contemplated by the Merger Agreement or the Voting Agreement.”

6. Section 3(a) of the Rights Agreement shall be amended by adding the following sentence to the end thereof:

“Notwithstanding anything else set forth in this Agreement, no “Distribution Date” shall occur, or be deemed to have occurred, solely by reason of (i) the public announcement, public disclosure, execution or delivery of the Merger Agreement or any amendment thereto or the Voting Agreement or any amendment thereto, (ii) the performance by the parties to the Merger Agreement or Voting Agreement of their respective obligations thereunder, or (iii) the consummation prior to the termination of the Merger Agreement of the transactions contemplated by the Merger Agreement or the Voting Agreement.”

7. Section 7(a)(i) of the Rights Agreement shall be amended to read in its entirety as follows:

“(i) the earlier of (1) the time immediately prior to the Effective Time, as that term is defined in the Merger Agreement, or (2) the close of business on July 31, 2016 (the “Final Expiration Date”).”

8. The first paragraph of Section 13(c) of the Rights Agreement shall be amended to read in its entirety as follows:

“The Company shall not consummate any such consolidation, merger, sale or transfer (other than any such transaction, prior to the termination of the Merger Agreement, contemplated by the Merger Agreement or Voting Agreement) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:”

9. The following is added as a new Section 35 of the Rights Agreement:

“Section 35. Exception for Merger Agreement. Notwithstanding anything to the contrary in this Agreement, and for the avoidance of doubt, none of the public announcement, public disclosure, execution or delivery of the Merger Agreement or any amendment thereto or the Voting Agreement or any amendment thereto, the performance by the parties thereto of their respective obligations thereunder, or the consummation prior to the termination of the Merger Agreement of the transactions contemplated thereby, gives rise to, will give rise to, or will be deemed to give rise to, a Distribution Date, Section 11(a)(ii) Event, Section 13 Event, Stock Acquisition Date, or Triggering Event, or result in, will result in, or will be deemed to result in, Parent, Merger Sub I, Merger Sub II or any of their respective affiliates becoming an Acquiring Person, or in any way permit any Rights to be exercised pursuant to Section 11(a)(ii), Section 13, or otherwise for any capital stock, whether Common Stock, Preferred Stock, or other preferred stock, nor will such execution, announcement, or consummation result in the occurrence of a Stock Acquisition Date, a Distribution Date, or any other separation of the Rights from the underlying Common Stock or require or permit the Rights to be evidenced by, or to be transferable pursuant to, certificates separate from certificates for the Common Stock, nor entitle or permit the holders of the Rights to exercise the Rights or otherwise affect the rights of the holders of the Rights, including giving the holders of the Rights the right to acquire any capital stock, cash, or other property of any party to the Merger Agreement or any Affiliate of Parent, Merger Sub I or Merger Sub II. Notwithstanding anything to the contrary in this Agreement, and for the avoidance of doubt, without any further action by the Rights Agent, the Company, Parent, Merger Sub I, Merger Sub II, or any current or former holder of Rights, the Rights shall terminate, and shall no longer be exercisable, and any right to exercise the Rights provided for hereunder shall terminate and be void and of no further force or effect, immediately prior to the Effective Time (as that term is defined in the Merger Agreement) without any payment being made in respect thereof. The Company will promptly notify the Rights Agent in writing upon the occurrence of the Effective Time (as that term is defined in the Merger Agreement).”

10. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

11. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflicts of laws rules thereof). This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

HEALTH NET, INC.
Attest:

By:	/s/ James E. Woys	By:	/s/ Kathleen Waters
	Name: James E. Woys		Name: Kathleen Waters
	Title: COO & CFO		Title: Senior Vice President, Secretary

WELLS FARGO BANK, N.A.
Attest:

By:	/s/ Martin J. Knapp	By:	/s/ Andrea Severson
	Name: Martin J. Knapp		Name: Andrea Severson
	Title: Vice President		Title: Assistant Vice President